PRESS RELEASE

INNOSPEC REPORTS SECOND QUARTER FINANCIAL RESULTS

GAAP Diluted EPS $0.48 vs. $0.12

Excluding Special Items, Diluted EPS $0.66 vs. $0.32

Newark, Del. – August 3, 2010 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the second quarter ended June 30, 2010.

Total net sales for the quarter were $168.4 million, a 23% increase from $137.0 million in the corresponding period last year. Net income was $12.0 million, or $0.48 per diluted share, compared with $3.0 million, or $0.12 per diluted share, a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $17.8 million, up 65% from $10.8 million a year ago.

Results for the second quarter include $7.7 million, or $0.31 per diluted share, in after-tax foreign exchange losses, which were partly offset by a $5.0 million, or $0.20 per diluted share, adjustment to income tax provisions. The results also include several other special items, which are summarized in the table below. For the second quarter of 2010, all these items had a combined negative impact on net income of $4.4 million, or $0.18 per diluted share; a year ago, similar items reduced net income by $5.0 million, or $0.20 per diluted share. Excluding these items, diluted earnings per share for the second quarter of 2010 were $0.66, more than double the $0.32 reported a year ago.

EBITDA and net income excluding special items, and related per share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended June 30, 2010		Quarter ended June 30, 2009

	After-tax	Per diluted	After-tax	Per diluted
	(in millions)	share	(in millions)	share

Net income	$12.0	$0.48	$3.0	$0.12

Foreign exchange losses/(gains)	7.7	0.31	(0.3)	(0.01)
Adjustment of income tax provisions	(5.0)	(0.20)	-	-
Pension charge	1.5	0.06	1.0	0.04
Restructuring charge	0.2	0.01	0.3	0.01
OFFP/FCPA legal and professional expenses	-	-	4.0	0.16

	4.4	0.18	5.0	0.20

Net income excluding special items	$16.4	$0.66	$8.0	$0.32

For the first six months of 2010, total revenues of $331.9 million increased 16% from $285.1 million in the corresponding period last year. Net income for the first half was $19.4 million, or $0.78 per diluted share, compared with $9.4 million, or $0.38 per diluted share, a year ago. Excluding special items, diluted earnings per share for the first six months of 2010 were $1.33, up 34% from $0.99 a year ago. EBITDA for the first half of 2010 was $33.2 million, a 24% increase from $26.8 million in last year’s first half.

“Innospec’s second quarter operating results were very strong, with impressive double-digit increases in sales and operating income across all three business segments,” said Patrick Williams, President and Chief Executive Officer. “Fuel Specialties again faced a challenging industry environment, but continued to outperform its markets thanks to its innovative product development programs and aggressive approach to meeting customers’ needs. Results in Active Chemicals continued to improve despite tougher comparisons, while Octane Additives’ performance has been much better than we expected.”

Net sales in Fuel Specialties for the second quarter were $104.2 million, up 13% from $92.1 million in last year’s second quarter. By region, sales increased 7% in the Americas, 6% in the Europe, Middle East and Africa (EMEA) region, and 90% in the Asia-Pacific region. The segment’s gross margin was 31.1%, compared with 32.4% a year ago. Its operating income for the quarter was $17.1 million, up 21% from $14.1 million a year ago.

In Active Chemicals, net sales were $38.1 million for the quarter, up 20% from $31.8 million a year ago. By region, sales increased 30% in the Americas, 15% in the EMEA region, and 5% in the Asia-Pacific region. Active Chemicals’ gross margin was 21.8% for the quarter, compared with 22.0% a year ago. The segment’s operating income was $3.6 million, up 29% from $2.8 million in last year’s second quarter.

Net sales in Octane Additives for the quarter were $26.1 million, nearly double the $13.1 million a year ago. The segment’s gross margin was 53.6%, compared with 30.5% a year ago. Operating income for the quarter was $11.6 million, compared with a $3.6 million operating loss a year ago (which included $5.9 million in expenses and accruals related to the United Nations Oil for Food Program and FCPA investigations).

Corporate costs for the quarter were $4.8 million, unchanged from a year ago. Innospec incurred a $2.1 million pre-tax charge related to its pension plan, compared with a $1.5 million charge a year ago. The Company also recorded after-tax foreign exchange losses of $7.7 million in the second quarter, compared with a $0.3 million gain a year ago. The effective tax rate for the quarter was 7.0%, compared to 36.2% in last year’s second quarter. Excluding the positive tax adjustment in this year’s second quarter, the current year effective tax rate is 26.2%.

Net cash generated from operations was $12.0 million for the quarter, driven primarily by continued strong operating income. As of June 30, 2010, Innospec had $77.0 million in cash and cash equivalents, $30.0 million more than its total debt of $47.0 million. The Company continues to expect cash outflows in future quarters based on the need to rebuild working capital, increased capital expenditures, and the timing of other cash flows.

During the second quarter, Innospec reduced its pension liability related to its United Kingdom defined benefit pension plan by $19.4 million from the first quarter level. The decrease predominantly reflects an amendment to the plan in the quarter to reduce the future liability as at June 30, 2010.

Mr. Williams concluded, “I am very pleased with the Company’s financial performance in the face of significant economic headwinds in the first half of 2010. We continue to believe that our core businesses in Fuel Specialties and Active Chemicals are capable of driving significant growth and value for our shareholders over the longer term. In addition, with our strong cash flow and highly liquid balance sheet, we clearly have the resources to consider strategic acquisitions with the potential to supplement our organic growth.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense (net), income taxes, depreciation, amortization and impairment of Octane Additives business goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of charges for foreign exchange losses/(gains), adjustment of income tax provisions, pension charge, restructuring charge and OFFP/FCPA legal and professional expenses. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 800 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects”, “anticipates”, “may”, “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading "Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison Innospec Inc. +44-151-348-5825 Kate.Davison@innospecinc.com Tom Pratt RF|Binder Partners +1-212-994-7563 Tom.Pratt@RFBinder.com

						Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

		Three Months Ended			Six Months Ended
			June 30			June 30

		2010		2009	2010	2009
(in millions except share and per share data)

Net sales		$168.4		$137.0	$331.9	$285.1
Cost of goods sold		(113.7)		(96.2)	(225.0)	(194.1)

Gross profit		54.7		40.8	106.9	91.0

Selling, general and administrative		(23.7)		(28.7)	(50.6)	(54.4)
Research and development		(4.5)		(4.0)	(8.5)	(7.2)
Restructuring charge		(0.3)		(0.4)	(8.5)	(1.7)
Amortization of intangible assets		(1.1)		(1.1)	(2.3)	(2.3)
Impairment of Octane Additives business goodwill		(0.5)		(0.5)	(1.1)	(1.1)
Profit on disposal		0.2		-	0.2	-

		(29.9)		(34.7)	(70.8)	(66.7)

Operating income		24.8		6.1	36.1	24.3
Other net (expense)/income		(10.8)		0.3	(10.9)	(6.8)
Interest expense (net)		(1.1)		(1.7)	(2.3)	(3.3)

Income before income taxes		12.9		4.7	22.9	14.2
Income taxes		(0.9)		(1.7)	(3.5)	(4.8)

Net income		$12.0		$3.0	$19.4	$9.4

Earnings per share	Basic	$0.50		$0.13	$0.82	$0.40
	Diluted	$0.48		$0.12	$0.78	$0.38

Weighted average shares	Basic	23,781		23,639	23,732	23,621
outstanding (in thousands)	Diluted	25,005		24,600	24,915	24,604

						Schedule 2A
INNOSPEC INC. AND SUBSIDIARIES
SEGMENTAL ANALYSIS

ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended			Six Months Ended
		June 30			June 30
(in millions)	2010		2009	2010		2009

Net sales
Fuel Specialties	$104.2		$92.1	$217.0		$205.6
Active Chemicals	38.1		31.8	75.5		61.1
Octane Additives	26.1		13.1	39.4		18.4

	168.4		137.0	331.9		285.1

Gross profit
Fuel Specialties	32.4		29.8	70.4		72.2
Active Chemicals	8.3		7.0	16.5		12.1
Octane Additives	14.0		4.0	20.0		6.7

	54.7		40.8	106.9		91.0

Operating income
Fuel Specialties	17.1		14.1	39.2		41.3
Active Chemicals	3.6		2.8	7.7		4.0
Octane Additives	11.6		(3.6)	18.3		(9.4)
Pension charge	(2.1)		(1.5)	(5.9)		(3.0)
Corporate costs	(4.8)		(4.8)	(13.8)		(5.8)

	25.4		7.0	45.5		27.1

Restructuring charge	(0.3)		(0.4)	(8.5)		(1.7)
Impairment of Octane Additives business goodwill	(0.5)		(0.5)	(1.1)		(1.1)
Profit on disposal	0.2		-	0.2		-

Total operating income	$24.8		$6.1	$36.1		$24.3

						Schedule 2B
NON GAAP MEASURES
	Three Months Ended			Six Months Ended
		June 30			June 30
	2010		2009	2010		2009
(in millions)

Net income	$12.0		$3.0	$19.4		$9.4
Interest expense (net)	1.1		1.7	2.3		3.3
Income taxes	0.9		1.7	3.5		4.8
Depreciation and amortization	3.3		3.9	6.9		8.2
Impairment of Octane Additives business goodwill	0.5		0.5	1.1		1.1

EBITDA	17.8		10.8	33.2		26.8

Fuel Specialties	18.2		15.1	41.5		43.5
Active Chemicals	5.1		4.4	10.7		7.1
Octane Additives	12.0		(2.8)	19.2		(7.8)
Pension charge	(2.1)		(1.5)	(5.9)		(3.0)
Corporate costs	(4.5)		(4.3)	(13.1)		(4.5)

	28.7		10.9	52.4		35.3
Restructuring charge	(0.3)		(0.4)	(8.5)		(1.7)
Profit on disposal	0.2		-	0.2		-
Other net (expense)/income	(10.8)		0.3	(10.9)		(6.8)

EBITDA	$17.8		$10.8	$33.2		$26.8

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30		December 31
	2010		2009

		(in millions)
Assets
Current assets
Cash and cash equivalents	$77.0		$68.6
Accounts receivable (less allowance	89.4		89.8
of $2.5 and $2.3, respectively)
Inventories	113.9		120.6
Prepaid expenses	5.3		3.9
Prepaid income taxes	2.1		-

Total current assets	287.7		282.9

Property, plant and equipment	47.1		50.6
Goodwill – Octane Additives	5.7		6.8
Goodwill – Other	138.8		139.2
Intangible assets	21.4		23.7
Deferred finance costs	1.1		1.9
Deferred income taxes	30.9		36.9
Other non-current assets	0.3		1.1

Total assets	$533.0		$543.1

Liabilities and Stockholders’ Equity
Accounts payable	$53.0		$50.2
Current portion of accrued liabilities	61.2		104.4
Accrued income taxes	-		6.3
Short-term borrowing	15.0		10.0
Current portion of plant closure provisions	4.4		3.9
Current portion of unrecognized tax benefits	4.9		5.0
Current portion of deferred income	0.1		0.1

Total current liabilities	138.6		179.9

Accrued liabilities, net of current portion	22.1		-
Long-term debt, net of current portion	32.0		41.0
Plant closure provisions, net of current portion	23.5		24.5
Unrecognized tax benefits, net of current portion	11.6		14.4
Pension liability	115.2		124.2
Other non-current liabilities	3.5		0.7
Deferred income, net of current portion	0.8		0.8
Total stockholders’ equity	185.7		157.6

Total liabilities and stockholders’ equity	$533.0		$543.1

				Schedule 4
INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Six Months Ended
		June 30
	2010		2009
		(in millions)

Cash Flows from Operating Activities

Net income	$19.4		$9.4
Adjustments to reconcile net income to cash provided by
operating activities:
Depreciation and amortization	7.7		9.3
Impairment of Octane Additives business goodwill	1.1		1.1
Deferred income taxes	1.3		(1.9)
(Profit) on disposal of property, plant and equipment	(0.2)		-
Changes in working capital	(8.7)		37.9
Excess tax deficiency/(benefit) from stock based payment	-		0.1
arrangements
Income taxes and other current liabilities	(8.1)		(0.7)
Movement on plant closure provisions	(0.1)		(0.1)
Movement on pension liability	8.1		-
Stock option compensation	-		(0.1)
Movements on other non-current assets and liabilities	(0.1)		(9.4)

Net cash provided by operating activities	20.4		45.6

Cash Flows from Investing Activities

Capital expenditures	(3.6)		(3.3)
Proceeds on disposal of property, plant and equipment	0.2		-

Net cash (used in) investing activities	(3.4)		(3.3)

Cash Flows from Financing Activities

Net receipt of revolving credit facility	6.0		(2.0)
Repayment of term loan	(10.0)		(55.0)
Receipt of term loan	-		50.0
Refinancing costs	-		(3.6)
Excess tax (deficiency)/benefit from stock based payment	-		(0.1)
arrangements
Dividend paid	-		(1.2)
Issue of treasury stock	0.1		0.2
Repurchase of common stock	(0.2)		-

Net cash (used in) financing activities	(4.1)		(11.7)
Effect of exchange rate changes on cash	(4.5)		-

Net change in cash and cash equivalents	8.4		30.6
Cash and cash equivalents at beginning of period	68.6		13.9

Cash and cash equivalents at end of period	$77.0		$44.5

Amortization of deferred finance costs of $0.8m (2009 - $1.1m) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.